Securities and Exchange Commission
                           Washington, D.C.  20549

                                  FORM 8-K/A
             Annual Report Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                       Date of Report: October 21, 1998
             (Date of earliest event reported): (August 11, 1998)

                        Commission file number 1-5558


                            Katy Industries, Inc.
            (Exact name of registrant as specified in its charter)

             Delaware                              75-1277589
    (State of Incorporation)           (IRS Employer Identification Number)


       6300 S. Syracuse #300, Englewood, Colorado                80111
        (Address of Principal Executive Offices)               (Zip Code)


       Registrant's telephone number, including area code: (303) 290-9300


 (Former name or former address, if changed since last report) Not applicable




                  Item 7.  Financial Statements and Exhibits
                           ---------------------------------

     Set forth below is the information required by Items 7(a), Financial Statements of Acquired Businesses, and 7(b), Pro Forma Financial Statements, of Form 8-K with respect to the acquisition of Wilen Companies, Incorporated by Katy Industries, Inc. ("Katy"), as disclosed on Katy's Form 8-K, filed with the Securities and Exchange Commission on August 14, 1998.

Financial Statements of Acquired Business and Pro Forma Financial Statements
----------------------------------------------------------------------------

Unaudited Financial Statements:

     Consolidated Balance Sheets as of
     June 30, 1998 and December 31, 1997                               4

     Consolidated Statements of Operations for the six months
     ended June 30, 1998 and 1997                                      5

     Consolidated Statements of Cash Flows for the six months
     ended June 30, 1998 and 1997                                      6

     Notes to Consolidated Financial Statements                        7

Audited Financial Statements:

     Independent Auditors' Report                                      8

     Consolidated Balance Sheet as of December 31, 1997                9

     Consolidated Statement of Income and Retained
     Earnings for the year ended December 31, 1997                    11

     Consolidated Statement of Cash Flows for the year
     ended December 31, 1997                                          12

     Notes to Consolidated Financial Statements                       13

Pro Forma Financial Statements:

     Unaudited Pro Forma Balance Sheet as of June 30, 1998            19

     Unaudited Pro Forma Statement of Operations
     for the six months ended June 30, 1998                           21

     Unaudited Pro Forma Statement of Operations
     for the year ended December 31, 1997                             22

     Unaudited Notes to Pro Forma Financial Statements                23

     Exhibit 23 Independent Auditors' Consent from Smith & Radigan    25





                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it behalf by the undersigned hereunto duly authorized.


                                                 Katy Industries, Inc.
                                                 ---------------------
                                                     (Registrant)


                                               By /S/ John R. Prann, Jr.
                                                 -----------------------
                                                      John R. Prann, Jr.
                                                 Chief Executive Officer

Date:    October 20, 1998
         ----------------




WILEN COMPANIES, INCORPORATED

CONSOLIDATED BALANCE SHEETS
(In 000's)
------------------------------------------------------------------------------

                                                   (Unaudited)
                                                     June 30,     December 31,
                                                       1998           1997
                                                       ----           ----
ASSETS

CURRENT ASSETS:
     Cash                                           $   857        $ 1,522
     Accounts receivable, net                         4,974          4,695
     Inventories (Note 2)                             2,856          2,901
     Other current assets                               175            205
                                                     ------         ------

          Total current assets                        8,862          9,323

PROPERTY AND EQUIPMENT - Net                          7,029          7,012

OTHER ASSETS:
     Investments                                         69             69
     Cash surrender value of life insurance policies    355            343
     Deposits                                            60            366
     Intangible assets, net                             129            135
                                                     ------         ------

TOTAL ASSETS                                        $16,504        $17,248
                                                     ======         ======


LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
     Accounts payable                                 2,429          1,966
     Accrued expenses                                 1,196            989
     Current portion of capital lease obligation        219            219
     Current portion of notes payable                   300            300
                                                     ------         ------

          Total current liabilities                   4,144          3,474
                                                     ------         ------

LONG-TERM DEBT:
     Capital lease obligation,
       net of current portion                         2,547          2,756
     Notes payable, net of current portion            2,630          2,630
                                                     ------         ------

                                                      5,177          5,386
                                                     ------         ------

          Total liabilities                           9,321          8,860
                                                     ------         ------

STOCKHOLDER'S EQUITY:
     Common stock, no par value, stated
       value $1 per share; 1,000,000 shares
       authorized, 2,000 shares issued and
       outstanding                                        2              2
     Retained earnings                                7,181          8,386
                                                     ------         ------

TOTAL STOCKHOLDER'S EQUITY                            7,183          8,388
                                                     ------         ------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY          $16,504        $17,248
                                                     ======         ======


See Notes to Consolidated Financial Statements.




WILEN COMPANIES, INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 1998 AND 1997
(In 000's) - UNAUDITED
------------------------------------------------------------------------------


                                                       1998           1997
                                                       ----           ----

NET REVENUES                                        $20,005        $18,318

COST OF GOODS SOLD                                   14,465         13,329
                                                     ------         ------

                                                      5,540          4,989

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES          3,834          3,545
                                                     ------         ------

INCOME FROM OPERATIONS                                1,706          1,444

INTEREST EXPENSE                                       (137)          (154)

INTEREST INCOME                                          40             52

OTHER INCOME / (EXPENSE),  NET                           46           (221)
                                                     ------         ------

NET INCOME                                            1,655          1,121
                                                     ------         ------

DISTRIBUTIONS                                        (2,860)        (1,446)

RETAINED EARNINGS AT BEGINNING OF YEAR                8,386          7,268

RETAINED EARNINGS AT END OF YEAR                    $ 7,181        $ 6,943
                                                     ======         ======



See Notes to Consolidated Financial Statements.




WILEN COMPANIES, INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 1998 AND 1997
(In 000's) - UNAUDITED
------------------------------------------------------------------------------


                                                       1998           1997
                                                       ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                     $ 1,655        $ 1,121
     Adjustments to reconcile net income to
       net cash provided by operating activities:
       Depreciation and amortization                    496            516
     Changes in assets and liabilities:
       Increase in accounts receivable, net            (279)        (1,031)
       Decrease in inventories                           45            432
       (Increase) Decrease in prepaid expenses
         and other assets                                24           (650)
       Decrease in noncurrent assets                    312            426
       Decrease in accounts payable and
         accrued expenses                               670            706
                                                     ------         ------

          Net cash provided by operating activities   2,923          1,520


CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                (507)          (643)
     Increase on cash surrender value of
       life insurance policies                          (12)           (25)
                                                     ------         ------

          Net cash used in investing activities        (519)          (668)


CASH FLOWS FROM FINANCING ACTIVITIES:
     Payments on long-term debt                        (209)          (122)
     Distributions to stockholder                    (2,860)        (1,446)
                                                     ------         ------

          Net cash used in financing activities      (3,069)        (1,568)
                                                     ------         ------

NET DECREASE IN CASH                                   (665)          (716)

CASH AT BEGINNING OF PERIOD                           1,522          1,998
                                                     ------         ------

CASH AT END OF PERIOD                               $   857        $ 1,282
                                                     ======         ======



See Notes to Consolidated Financial Statements.




                        WILEN COMPANIES, INCORPORATED
            Notes to Consolidated Financial Statements - Unaudited
                                June 30, 1998


1. Significant Accounting Policies

In the opinion of management, the unaudited information presented as of June 30, 1998 and for the six months ended June 30, 1998 and 1997 reflects all adjustments necessary, which consists only of normal recurring adjustments, for a fair presentation of the interim period.

2. Inventories

Inventories are valued at lower of cost (first-in, first-out) or market and at June 30, 1998 and December 31, 1997 consisted of the following (in thousands):

                                                    June 30,      December 31,
                                                      1998           1997
                                                      ----           ----
                                                  (Unaudited)

          Finished goods                           $   563        $   571
          Work-in-process                               23             24
          Raw materials                              2,270          2,306
                                                    ------         ------

                                                   $ 2,856        $ 2,901
                                                    ======         ======

3. Subsequent Event

On August 11, 1998, substantially all of the Company's assets were acquired by Katy Industries, Inc. ("Katy"). Katy is a publicly-held diversified corporation with interests in Electrical/Electronics and Maintenance Products. The purchase price was approximately $50,000,000, including certain indebtedness.





INDEPENDENT AUDITORS' REPORT




To the Board of Directors
The Wilen Companies, Incorporated:


We have audited the accompanying consolidated balance sheet of The Wilen Companies, Incorporated as of December 31, 1997, and the related consolidated statements of income and retained earnings and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Wilen Companies, Incorporated as of December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



/S/ Smith & Radigan
-------------------



Atlanta, Georgia
February 24, 1998





Consolidated Balance Sheet

THE WILEN COMPANIES, INCORPORATED

December 31, 1997




                                    ASSETS
                                    ------


CURRENT ASSETS
     Cash                                                      $ 1,522,095
     Accounts receivable, net of
       allowance for doubtful accounts
       of $150,000                                               4,694,680

     Inventories                                                 2,901,422
     Other current assets                                          204,958
                                                                ----------
                                                                 9,323,155

PROPERTY AND EQUIPMENT
     Land                                                          475,797
     Buildings and improvements                                  3,580,904
     Machinery and equipment                                     6,501,574
     Office equipment and furniture                              1,214,110
     Vehicles                                                       39,962
     Aircraft                                                      694,247
                                                                ----------
                                                                12,506,594
     Less accumulated depreciation                               5,494,834
                                                                ----------
                                                                 7,011,760

OTHER ASSETS
     Investments                                                    69,208
     Cash surrender value of life
       insurance policies                                          342,845
     Deposits                                                      366,033
     Intangible assets, net of accumulated
       amortization of $34,044                                     134,661
                                                                ----------
                                                                   912,747
                                                                ----------

                                                               $17,247,662
                                                                ==========

The Notes to Consolidated Financial Statements are an integral part of these statements.




                     LIABILITIES AND STOCKHOLDER'S EQUITY
                     ------------------------------------


CURRENT LIABILITIES
     Accounts payable                                          $ 1,966,269
     Accrued expenses                                              988,299
     Current potion of capital lease
       obligation                                                  218,811
     Current portion of notes payable                              300,000
                                                                ----------
          TOTAL CURRENT LIABILITIES                              3,473,379

LONG-TERM OBLIGATIONS
     Capital lease obligation, net of
       current portion                                           2,756,301
     Notes payable, net of current portion                       2,630,000
                                                                ----------
                                                                 5,386,301

STOCKHOLDER'S EQUITY
     Common stock, $1 par value:
       Authorized - 1,000,000 shares
       Issued and outstanding - 2,000 shares                         2,000
     Retained earnings                                           8,385,982
                                                                ----------
                                                                 8,387,982
                                                                ----------

                                                               $17,247,662
                                                                ==========



The Notes to Consolidated Financial Statements are an integral part of these statements





Consolidated Statement of Income and Retained Earnings

THE WILEN COMPANIES, INCORPORATED

For the Year Ended December 31, 1997




REVENUES
     Gross sales                                               $39,079,651
     Less:  discounts                                            1,085,624
                                                                ----------
                                                                37,994,027

COST OF GOODS SOLD                                              24,416,423

                                                                13,577,604
OPERATING EXPENSES
     Selling                                                     6,498,048
     General and administrative                                  2,839,759
                                                                ----------
                                                                 9,337,807
                                                                ----------

INCOME FROM OPERATIONS                                           4,239,797

OTHER INCOME (EXPENSE)
     Interest income                                               100,294
     Loss on disposal of asset                                     (84,697)
     Miscellaneous income                                           32,946
     Equity in income of partnership                                 8,795
     Interest expense                                             (288,704)
                                                                ----------
                                                                  (231,366)
                                                                ----------

INCOME BEFORE INCOME TAXES                                       4,008,431
                                                                ----------

NET INCOME                                                       4,008,431

DISTRIBUTIONS                                                   (2,890,241)

RETAINED EARNINGS AT BEGINNING OF YEAR                           7,267,792
                                                                ----------

RETAINED EARNINGS AT END OF YEAR                               $ 8,385,982
                                                                ==========



The Notes to Consolidated Financial Statements are an integral part of these statements.




Consolidated Statement of Cash Flows

THE WILEN COMPANIES, INCORPORATED

For the Year Ended December 31, 1997



CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                 $4,008,431
     Adjustments to reconcile net income to net
       cash provided by operating activities:
          Depreciation and amortization                            948,835
          Loss on disposal of asset                                 84,697
          Equity in income of partnership                           (8,795)
          Decrease (increase) in:
            Accounts receivable                                 (1,194,878)
            Inventory                                             (507,817)
            Other current assets                                   (92,352)
            Deposits                                                 3,733
          Increase (decrease) in:
            Accounts payable and accrued expenses                  321,892
            Deferred compensation                                   (7,490)
                                                                ----------
              Total adjustments                                   (452,175)
                                                                ----------
                Net cash provided by operating
                  activities                                     3,556,256

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                         (1,385,670)
     Proceeds from disposal of asset                               622,086
     Decrease in construction-in-progress                           38,133
     Increase in cash surrender value
       of life insurance                                           (86,290)
                                                                ----------
                Net cash used by investing
                  activities                                      (811,741)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Distributions to stockholder                               (2,890,241)
     Principal payments on notes payable and
       capital lease obligation                                   (330,456)
                                                                ----------
                Net cash used by financing activities           (3,220,697)
                                                                ----------

DECREASE IN CASH                                                  (476,182)
CASH BALANCE AT BEGINNING OF YEAR                                1,998,277
                                                                ----------

CASH BALANCE AT END OF YEAR                                    $ 1,522,095
                                                                ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Interest paid                                             $   288,333
                                                                ==========

The Notes to Consolidated Financial Statements are an integral part of these statements.




Notes to Consolidated Financial Statements

THE WILEN COMPANIES, INCORPORATED

December 31, 1997


Note A - Summary of Significant Accounting Policies
---------------------------------------------------

     Investments
     -----------

Investments in general partnerships are carried at the lower of net realizable value or cost plus equity in net earnings and losses since acquisition.

     Intangible Assets
     -----------------

Intangible assets consist of bond closing costs that are amortized on the straight-line method over fifteen years.

Amortization expense of $11,222 was recorded for the year ended
December 31, 1997.

     Capital Lease Obligation
     ------------------------

During 1995, the Company sold real estate used in manufacturing to the stockholder of the Company and is leasing the facility from the stockholder. The lease has been recorded as a capital lease in the accompanying financial statements.

     Accrual for Compensated Absences
     --------------------------------

The Company cannot reasonably estimate the liability for compensated absences and therefore no accrual is recorded.

     Income Taxes
     ------------
Effective November 1, 1995, the Company elected to be taxed as an S corporation under the Internal Revenue Code. Accordingly, no provision for federal and state income taxes is necessary in the accompanying financial statements since income, losses and tax credits are reported on the stockholder's individual income tax returns. All income tax related accounts were reversed and included in 1996 operations due to the Company's change to a nontaxable status.

     Use of Estimates
     ----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.




Notes to Consolidated Financial Statements

THE WILEN COMPANIES, INCORPORATED

December 31, 1997


Note B - Inventories
--------------------

A summary of inventories is as follows:

                                                           December 31,
                                                              1997
                                                              ----

          Finished goods                                   $  571,547
          Goods-in-process                                     23,767
          Raw materials                                     2,306,108
                                                            ---------

            Total inventory                                $2,901,422
                                                            =========


Note C - Investments
--------------------

A summary of investments is as follows:

                                                           December 31,
                                                              1997
                                                              ----
          Note receivable:
            Lindberg Livestock Partnership, due on
              demand with interest as a function of
              the prime rate                               $     -0-
          49% general partnership interest:
              1721 DeKalb Associates -0-
              Piedmont 11th Street Associates                 69,208
                                                            --------

                                                           $  69,208
                                                            ========

During 1997, the Company was paid $350,000 for payment in full of the note receivable from Lindberg Livestock Partnership. A loss of $46,000 was recognized. In addition, in 1997 the Company sold its general partnership interest in 1721 DeKalb Associates for $122,500 and recorded a $116,697 loss on the sale.


Note D - Line of Credit
-----------------------

The Company has a line of credit arrangement that provides for a credit commitment of $3,500,000 available for working capital in the ordinary course of business. The Company had no borrowings against this commitment at December 31, 1997. Borrowings against the line of credit are secured by a blanket lien on the accounts receivable and inventory and cross collateralized with other bank debt and the real estate subject to the capital lease
(Note A). The amount borrowed under the line of credit is limited to eighty percent of eligible accounts receivable plus twenty-five percent of eligible inventory.



Notes to Consolidated Financial Statements

THE WILEN COMPANIES, INCORPORATED

December 31, 1997


Note D - Line of Credit  - Continued
------------------------------------

The line of credit provides that interest will accrue on the outstanding balance at the prime rate. The bank's prime rate was eight and one-half percent at December 31, 1997. The credit agreement limits the Company's outside borrowings, lease commitments and dividends. In addition, the lender may require the Company to maintain a certain net worth.

Note E - Capital Lease Obligation and Notes Payable
---------------------------------------------------

A summary of the capital lease obligation and notes payable are as follows:

                                                              December 31,
                                                                 1997
                                                                 ----
  Capital lease obligation for the manufacturing
    facility, payable to the stockholder of the
    Company.  The monthly payments under the triple
    net capital lease equal, at a minimum, an
    amount equal to the sum of the payments under
    an industrial development revenue bond issued
    November 1, 1995 by the Development Authority
    of Fulton County and an installment note.  The
    underlying bond (original amount of $2,370,000)
    is payable in annual principal installments com-
    mencing January 1, 1995 through January 1, 2009.
    Interest on the underlying bond balance is pay-
    able quarterly.  Interest rates vary but cannot
    exceed the lesser of 12% or the maximum rate
    permitted by applicable law.  The installment note
    (original amount $1,055,000) is amortized through
    October 31, 2010 with interest accruing at 7.5%.          $2,975,112

  Industrial development revenue bond issued
    November 1, 1995 by the Development Authority
    of Fulton County for the repayment of debt
    and the acquisition of equipment.  The bond is
    payable in annual principal installments com-
    mencing January 1, 1995 through January 1, 2009.
    Interest on the principal balance is payable
    quarterly.  Interest rates vary but cannot
    exceed the lesser of 12% or the maximum rate
    permitted by applicable law.                               2,930,000

  Note payable to an affiliate of the stockholder of
    the Company.  The note was paid in full during 1997.             -0-
                                                               ---------

                                                               5,905,112
  Current maturities                                             518,811
                                                               ---------

  Long-term portion                                           $5,386,301
                                                               =========



Notes to Consolidated Financial Statements

THE WILEN COMPANIES, INCORPORATED

December 31, 1997


Note E - Capital Lease Obligation and Notes Payable - Continued
---------------------------------------------------------------

The industrial development revenue bonds recorded directly on the books of the Company and through the capital lease obligation are secured by a letter of credit from Wachovia Bank of Georgia, N.A. and the Company. The letter of credit is guaranteed by the Company and its stockholder.

Future maturities of the capital lease obligation and note payable are as follows:

               Year Ending
               December 31,                                    Amount
               ------------                                    ------

                  1998                                     $  518,811
                  1999                                        320,271
                  2000                                        521,845
                  2001                                        323,541
                  2002                                        525,368
                  Thereafter                                3,695,276
                                                            ---------

                                                           $5,905,112
                                                            =========

Note F - Deferred Compensation
------------------------------

The Company entered into an unfunded deferred compensation plan with a former officer in May 1980. The plan provided for monthly payments through February 1997 or the former officer's death. The resulting liability was paid in full during 1997. Benefits paid by the Company amounted to $7,583 in 1997. The plan did not qualify under the Internal Revenue Code and benefits are tax deductible only when paid.

Note G - 401(k) Profit Sharing Plan
-----------------------------------

During the year ended December 31, 1996, the Company entered into two 401(k) profit sharing plan agreements, one with employees not covered by a collective bargaining agreement ("Plan A") and another with employees covered by a collective bargaining agreement ("Plan B"). Approximately seventy-five percent of the Company's work force is covered by a collective bargaining agreement. The Plans cover all qualified employees as defined under the agreements. Employee contributions under Plan A are matched at one-half of the employee's contribution, limited to the first six percent of their compensation contributed. Under Plan B, the Company contributes three cents for each hour of service performed during the Plan year. The Company made contributions of $41,429 and $13,593 in 1997 to Plan A and Plan B, respectively.




Notes to Consolidated Financial Statements

THE WILEN COMPANIES, INCORPORATED

December 31, 1997


Note H - Commitments
--------------------

The Company leases vehicles, equipment and the Phoenix facility under operating lease agreements that expire on various dates through 2002. Future minimum lease payments are as follows:

     Year Ending
     December 31,     Vehicles     Equipment     Facility     Amount

        1998          $ 18,332      $ 22,111     $121,651   $162,094
        1999             8,882        19,609      121,651    150,142
        2000               -0-        11,396      121,651    133,047
        2001               -0-         1,459      111,514    112,973
        2002               -0-           122          -0-        122
                       -------       -------      -------    -------

                      $ 27,214      $ 54,697     $476,467   $558,378
                       =======       =======      =======    =======






            KATY INDUSTRIES, INC. AND WILEN COMPANIES, INCORPORATED
           UNAUDITED PRO FORMA BALANCE SHEET AS OF JUNE 30, 1998 AND
        UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS FOR THE SIX MONTHS
          ENDED JUNE 30, 1998 AND FOR THE YEAR ENDED DECEMBER 31, 1997


The following unaudited pro forma balance sheet as of June 30, 1998 and unaudited pro forma statements of operations for the six months ended June 30, 1998 and the year ended December 31, 1997 give effect to the acquisition by Katy Industries, Inc. ("Katy") of the assets and assumptions of certain liabilities of Wilen Companies, Incorporated ("Wilen") as if the acquisition had occurred on June 30, 1998 for purposes of the balance sheet and on January 1, of the respective period for purposes of the statements of operations. The transaction was accounted for as a purchase in accordance with the provisions of Accounting Principles Board Opinion No. 16.

The historical financial data included in the pro forma statements is as of the periods presented. The historical financial data of Wilen as of June 30, 1998 and for the six months ended June 30,1998 was derived from unaudited financial statements for the six months ended June 30, 1998. The historical financial data of Wilen included in the pro forma statement of operations for the year ended December 31, 1997 was derived from audited financial statements for the year ended December 31, 1997.

The unaudited pro forma financial data is based on management's best estimate of the effects of the acquisition of Wilen. Pro forma adjustments are intended to present the recurring effects directly related to the transaction and are based on currently available information. The actual adjustments will be based on more precise appraisals, evaluations and estimates of fair values. It is possible that the actual adjustments could differ substantially from those presented in the unaudited pro forma financial statements.

The unaudited pro forma balance sheet as of June 30, 1998 and the statements of operations for the six months ended June 30, 1998 and the year ended December 31, 1997 are not necessarily indicative of the results of operations that actually would have been achieved had the acquisition of Wilen been consummated as of the dates indicated, or that may be achieved in the future. The unaudited pro forma financial statements should be read in conjunction with the accompanying notes and historical financial statements and notes thereto.

In accordance with the rules regarding the preparation of pro forma financial statements, income of $2,712,000, or $.33 per share, from discontinued operations, other operations to be disposed of, and certain nonrecurring items (related to Katy historical financial statements) has not been considered in the unaudited pro forma statements of operations for the six months ended June 30, 1998 or the year ended December 31, 1997.

Pursuant to the purchase agreement related to this transaction, the estimated purchase price including certain indebtedness of $50,000,000 was based on an estimated balance sheet as of March 31, 1998 and is subject to possible adjustment based on the July 31, 1998 balance sheet prepared on a post closing basis. The ultimate purchase price will be based upon an audit of this balance sheet, which has not yet been completed. On the closing date, Katy paid an amount equal to 95% of the estimated purchase price, which was funded through a $33,000,000 borrowing against the Company's unsecured line of credit at Bank of America, with the balance being funded from cash on hand. The accompanying pro forma financial statements do not include adjustments which may result from this audit or from the resolution of any issues between the parties. Certain balance sheet adjustments and/or resolution of issues between the parties will also affect the ultimate price of the acquisition and the allocation of the purchase price.




                            KATY INDUSTRIES, INC.
                      UNAUDITED PRO FORMA BALANCE SHEET
                             AS OF JUNE 30, 1998
                                (in thousands)


                                   Katy       Wilen     Pro forma
                                Historical Historical  Adjustments   Pro forma
                                ---------- ----------  -----------   ---------

Cash and cash equivalents        $ 19,690      $ 857    $(16,693) [b]  $3,854
Accounts receivable, trade, net    47,581      4,974          -        52,555
Notes and other receivables, net    1,963          6          -         1,969
Inventories                        65,748      2,856        (100) [d]  68,504
Net current assets of
  discontinued operations          11,269         -           -        11,269
Net current assets of
  other operations                  5,677         -           -         5,677
Other current assets               15,715        169         (40) [d]  15,844
                                  -------     ------      ------      -------

     Total current assets         167,643      8,862     (16,833)     159,672
                                  -------     ------      ------      -------

Notes receivable, net               1,071         -           -         1,071
Cost in excess of net assets
 of businesses acquired, net        9,881         -       41,183  [d]  51,064
Net noncurrent assets of
  discontinued operations           4,544         -           -         4,544
Net noncurrent assets of
  other operations                 24,769         -           -        24,769
Miscellaneous                      10,069        613        (603) [d]  10,079
                                  -------     ------      ------      -------

     Total other assets            50,334        613      40,580       91,527
                                  -------     ------      ------      -------

Property and equipment, net        27,937      7,029      (3,704) [d]  31,262
                                  -------     ------      ------      -------

Total assets                     $245,914    $16,504     $20,043     $282,461
                                  =======     ======      ======      =======




                            KATY INDUSTRIES, INC.
                      UNAUDITED PRO FORMA BALANCE SHEET
                             AS OF JUNE 30, 1998
                                (in thousands)


                                   Katy       Wilen     Pro forma
                                Historical Historical  Adjustments   Pro forma
                                ---------- ----------  -----------   ---------

Accounts payable                   24,119      2,429          -        26,548
Accrued compensation                3,603         -           -         3,603
Accrued expenses                   35,721      1,196         (78) [d]  36,839
Accrued interest and taxes            562         -           -           562
Dividends Payable                     621         -           -           621
Current maturities, long-term debt     85        519        (519) [d]      85
                                  -------     ------      ------      -------

     Total current liabilities     64,711      4,144        (597)      68,258

Long-term debt,
  less current maturities             933      5,177      (5,177) [d]  33,933
                                                          33,000  [c]
                                  -------     ------      ------      -------

Excess of acquired net
  assets over cost, net             6,050         -           -         6,050
                                  -------     ------      ------      -------

Deferred income taxes              22,479         -           -        22,479
                                  -------     ------      ------      -------

Other liabilities                   9,062         -           -         9,062
                                  -------     ------      ------      -------

     Total liabilities            103,235      9,321      27,226      139,782
                                  -------     ------      ------      -------

Stockholders' equity:
Common stock                        9,822          2          (2) [d]   9,822
Additional paid-in capital         51,174         -           -        51,174
Foreign currency translation
  adjustment                       (2,435)        -           -        (2,435)
Retained earnings                 105,609      7,181      (7,181) [d] 105,609
Treasury Stock                    (21,491)        -           -       (21,491)
                                  -------     ------      ------      -------

Total stockholders' equity        142,679      7,183      (7,183)     142,679
                                  -------     ------      ------      -------

Total liabilities and
  stockholders' equity           $245,914   $ 16,504    $ 20,043     $282,461
                                  =======     ======      ======      =======




                             KATY INDUSTRIES, INC.
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                  (in thousands except per share information)


                                   Katy       Wilen     Pro forma
                                Historical Historical  Adjustments   Pro forma
                                ---------- ----------  -----------   ---------

Net sales                        $132,732    $20,005          -      $152,737
Cost of goods sold                 93,440     14,465          -       107,905
                                  -------     ------      ------      -------
Gross profit                       39,292      5,540                   44,832

Selling, general and
  administrative expenses          34,766      3,834       1,030  [a]  39,335
                                                             (77) [a]
                                                             (87) [a]
                                                            (113) [a]
                                  -------     ------      ------      -------

Income from operations              4,526      1,706        (753)       5,479

Interest expense                     (104)      (137)        137  [a]    (794)
                                                            (690) [a]
Interest income                       713         40        (753) [a]
Other, net                            407         46          -           453
                                  -------     ------      ------      -------

Income before taxes                 5,542      1,655      (2,059)       5,138
Provision for income taxes          1,940         -         (149) [a]   1,791
                                  -------     ------      ------      -------

Net income                       $  3,602   $  1,655     ($1,910)    $  3,347
                                  =======     ======      ======      =======

Basic earnings per share
  of common stock                $    .43                            $    .40
                                  =======                             =======
Diluted earnings per share
  of common stock                $    .43                            $    .40
                                  =======                             =======
Weighted average shares
  outstanding - Basic               8,288                               8,288
                                  =======                             =======
Weighted average shares
  outstanding - Diluted             8,459                               8,459
                                  =======                             =======



                             KATY INDUSTRIES, INC.
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                  (in thousands except per share information)


                                   Katy       Wilen     Pro forma
                                Historical Historical  Adjustments   Pro forma
                                ---------- ----------  -----------   ---------

Net sales                        $274,033    $37,994          -      $312,027
Cost of goods sold                197,633     24,416          -       222,049
                                  -------     ------      ------      -------
Gross profit                       76,400     13,578                   89,978

Selling, general and
  administrative expenses          64,221      9,338       2,059  [a]  75,063
                                                            (155) [a]
                                                            (175) [a]
                                                            (225) [a]
                                  -------     ------      ------      -------
Income from operations             12,179      4,240      (1,504)      14,915

Interest expense                     (236)      (289)        289  [a]  (1,928)
                                                          (1,692) [a]
Interest income                     1,183        100      (1,283) [a]
Other, net                            310        (43)         -           267
                                  -------     ------      ------      -------
Income before taxes                13,436      4,008      (4,190) [a]  13,254
Provision for income taxes          4,546         -          (67) [a]   4,479
                                  -------     ------      ------      -------

Net income                       $  8,890   $  4,008     ($4,123)    $  8,775
                                  =======     ======      ======      =======

Basic earnings per share
  of common stock                $   1.07                            $   1.06
                                  =======                             =======
Diluted earnings per share
  of common stock                $   1.06                            $   1.04
                                  =======                             =======
Weighted average shares
  outstanding - Basic               8,273                               8,273
                                  =======                             =======
Weighted average shares
  outstanding - Diluted             8,405                               8,405
                                  =======                             =======





                             KATY INDUSTRIES, INC.
               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                                  (in 000's)


[a] The following pro forma adjustments are reflected in the pro forma statements of operations:

                                              Six Months Ended     Year Ended
                                                  June 30,        December 31,
                                                    1998              1997
                                                  --------          --------

      1. Amortization of goodwill recorded
         pursuant to purchase accounting           (1,030)           (2,059)

      2. Elimination of Wilen's depreciation on
         assets not included in the purchase           77               155

      3. Elimination of the difference between
         Wilen's prior officers' salaries and
         new president's salaries pursuant to
         the purchase agreement.                       87               175

      4. Elimination of Wilen's airplane expense
         pursuant to the purchase agreement.          113               225

      5. Elimination of Wilen's interest expense
         as all debt is repaid on date of purchase
         pursuant to the purchase agreement           137               289

      6. Increase in interest expense due to
         additional indebtedness at applicable
         rates for purchase cost                     (690)           (1,692)

      7. Decrease in interest income due to use
         of cash for purchase cost and elimination
         of Wilen's cash                             (753)           (1,283)

      8. Net tax benefit related to items 1-7
         above and Wilen historical income at
         the statutory rate of 37%                    149                97
                                                    -----             -----

                                                  ($1,910)          ($4,123)
                                                    =====             =====


[b]  Decrease in cash as a result of cash used in the purchase of Wilen.

[c] Record required borrowings of $33,000,000 from the Company's unsecured line of credit with Bank of America for the acquisition of Wilen.

[d] The following pro forma adjustments are made to reflect (1) the allocation of cost greater than the fair value of assets acquired resulting in the recording of goodwill, (2) the repayment of all outstanding debt of the acquired company on the purchase date in accordance with the purchase agreement, (3) the elimination of assets not purchased pursuant to the purchase agreement, and (4) the elimination of Wilen's shareholders' equity as of June 30, 1998.

        Record excess and obsolete inventory reserve                   (100)
        Eliminate prepaid bond interest upon repayment of debt          (40)
        Eliminate assumption of indebtedness by seller                5,774
        Record goodwill (Expected Useful Life - 20 years)            41,183
        Eliminate assets not included in the purchase                (4,307)
        Elimination of Wilen's shareholders' equity                   7,183
                                                                     ------

            Total allocation of estimated purchase price            $49,693
                                                                     ======






Exhibit 23     Independent Auditors' Consent from Smith & Radigan
-----------------------------------------------------------------



                         INDEPENDENT AUDITORS' CONSENT



We hereby consent to the use in the Katy Industries, Inc. Form 8-K/A dated October 20, 1998 of our report dated February 24, 1998, relating to the financial statements of Wilen Companies, Incorporated, which appears in the Form 8-K/A. We also consent to the reference to us under the heading "Independent Auditors" in this form.


/S/  Smith & Radigan, Certified Public Accountants, LLC




Atlanta, Georgia
October 13, 1998